MACOM 100 Chelmsford Street Lowell, MA 01851 +1 978.656.2500
www.macom.com
MACOM Announces John F. Kober as Senior Vice President and Chief Financial Officer

Lowell, Mass., May 30, 2019 - MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor solutions, today announced the appointment of John F. Kober as Senior Vice President and Chief Financial Officer, effective immediately.
Mr. Kober has over 25 years of accounting and finance experience, and has served as MACOM’s Vice President and Corporate Controller since 2015. Prior to that, he served as Vice President, Corporate Controller and Treasurer at CIRCOR International Inc. (NYSE: CIR), a manufacturer of components and instruments. Mr. Kober is a certified public accountant, and holds a Bachelor of Science in Accounting and a Master of Business Administration in Finance.
“On behalf of our board of directors and employees, I congratulate Jack on his appointment,” said Stephen G. Daly, President and Chief Executive Officer. “Jack has exemplary financial acumen and we share the same ideology and vision on how to create shareholder value.”

ABOUT MACOM:
MACOM designs and manufactures semiconductor products for Datacenter, Telecommunication and Industrial and Defense applications. Headquartered in Lowell, Massachusetts, MACOM has design centers and sales offices throughout North America, Europe and Asia. MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements based on MACOM's beliefs and assumptions and on information currently available to MACOM. These forward-looking statements include, among others, statements about MACOM’s strategic plans, including those regarding its operations. These forward-looking statements reflect MACOM's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in "Risk Factors" in MACOM's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IR Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti, Vice President of IR
P: 978-656-2977
E: stephen.ferranti@macom.com